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                        [JENKENS & GILCHRIST LETTERHEAD]

                                  April 9, 2002


Swift Energy Company
16825 Northchase Drive
Suite 400
Houston, Texas 77060

Ladies and Gentlemen:

         We have acted as securities counsel for Swift Energy Company, a Texas corporation ("Swift"), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") of Registration Statement No. 333-64629 on Form S-3, declared effective by the Commission on July 23, 2001 (the "Registration Statement"); and (ii) the preparation and filing with the Commission under the provisions of Rule 424(b) under the Securities Act of 1933 of a final prospectus supplement dated April 9, 2002 (the "Prospectus Supplement"), in connection with an underwritten public offering (the "Offering") of an aggregate of up to 1,725,000 shares of common stock par value $.01 per shares of Swift (the "Shares"), which Offering includes an over-allotment option of up to 225,000 Shares.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, and the Prospectus Supplement, (ii) Swift's Restated Articles of Incorporation and the Bylaws, each as amended to date;
(iii) copies of resolutions of the Board of Directors of the Company authorizing the issuance of the Shares and related matters; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to the original of all photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers of Swift and upon documents, records and instruments furnished to us by Swift, without independent check or verification of their accuracy.


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                        [JENKENS & GILCHRIST LETTERHEAD]

April 9, 2002
Page 2


         Based upon the foregoing examination, we are of the opinion that the Shares to be sold in the Offering, as described in the Prospectus Supplement, have been duly authorized for issuance and, when such Shares are issued and delivered by Swift to the underwriter of the Offering in the manner and for the consideration stated in the Prospectus Supplement, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit and incorporation into the Registration Statement and to reference being made to our firm under the caption "Legal Opinions" in the Prospectus dated July 23, 2001 and under the caption "Legal Matters" in the Prospectus Supplement dated April 9, 2002, which form a part of the Registration Statement. In giving this consent, this firm does not thereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

         We are members of the Bar of the State of Texas and do not hold ourselves out as being experts on laws other than laws of the State of Texas and the laws of the United States of America.

                                Respectfully submitted,

                                Jenkens & Gilchrist, a Professional Corporation



                                By: /s/ KAREN BRYANT
                                   ---------------------------------------------
                                        Karen Bryant
                                        Authorized Signatory